UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2015, PDL BioPharma, Inc. (the Company) entered into a credit agreement (the Credit Agreement) with CareView Communications, Inc. (the Borrower), under which the Company will make available to the Borrower up to $40 million in two tranches of $20 million each.

The first tranche of $20 million (the First Tranche) will be funded by the Company upon the Borrower’s attainment of a specified milestone relating to the placement of CareView Systems®, to be achieved no later than October 31, 2015. The Company will fund the Borrower an additional $20 million (the Second Tranche and together with the First Tranche, the Loans) upon the Borrower’s attainment of specified milestones relating to the placement of CareView Systems and revenue, to be achieved no later than June 30, 2017. Outstanding borrowings under the First Tranche and Second Tranche will bear interest at the rate of 13.5% per annum and 13.0% per annum, respectively, in each case payable quarterly in arrears.

Principal repayment will commence on the ninth quarterly interest payment date of each Loan. The principal amount outstanding at commencement of principal repayment will be repaid in equal installments until final maturity of the respective Loans.

Each tranche will mature on the fifth anniversary of the date borrowed. The Borrower may elect to prepay the Loans at any time, without any premium or penalty.

The obligations under the Credit Agreement are secured by a pledge of substantially all of the assets of Borrower and its subsidiaries.

The Credit Agreement contains customary affirmative covenants, negative covenants and events of default. Under the terms of the Credit Agreement, the occurrence of an event of default triggers the Company’s right to accelerate the Loans and exercise other customary remedies.

As part of the transaction, the Company received a warrant to purchase approximately 4.4 million shares of common stock of the Borrower at the exercise price of $0.45 per share.

Item 8.01	Other Events.

On June 29, 2015, the Company issued a press release announcing its execution of the Credit Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements

This filing, the press release and the Company’s statements herein and in the attached press release include and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s royalty assets or business and limit the Company’s ability to pay dividends, purchase income generating assets and take other corporate actions are disclosed in the “Risk Factors” contained in the Company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2015, and updated in subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: June 29, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release